Registration No. _____________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                         Newport News Shipbuilding Inc.
             (Exact name of registrant as specified in its charter)

  DELAWARE                                                Issuer:  94-1358276
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                              Identification No.)

                             4101 Washington Avenue
                          Newport News, Virginia 23607
                    (Address of principal executive offices)
                                  ------------
                         Newport News Shipbuilding Inc.
                           Deferred Compensation Plan
                                      AND
                         Newport News Shipbuilding Inc.
              Deferred Compensation Plan for Nonemployee Directors
                            (Full title of the plan)
                                  ------------
                              STEPHEN B. CLARKSON
                 Vice President, General Counsel and Secretary
                         Newport News Shipbuilding Inc.
                             4101 Washington Avenue
                          Newport News, Virginia 23607
                                 (757) 380-3600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                With a copy to:
                        C. Porter Vaughan, III, Esquire
                               Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8200
                                  ------------

                        CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                        Proposed maximum      Proposed maximum
      Title of securities            Amount to be        offering price          aggregate            Amount of
        to be registered              registered            per share          offering price     registration fee
 ------------------------------- --------------------- -------------------- --------------------- ------------------
 Stock Equivalent Units (value     250,000 shares         $26.78*            $6,695,000*         $2,028.79*
 based on Common Stock, par        -------                                    ---------           --------
 value $.01 per share)
====================================================================================================================
 (1)       Estimated solely for the purpose of computing the registration fee.
 This amount was calculated pursuant to Rule 457(c) of the Securities Act of
 1933 on the basis of $26.78 per share, which was the average of the high and low prices of the Registrant's Common Stock on April 7, 1998, as reported on the New York Stock Exchange.

 ===================================================================================================================

         In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                         NEWPORT NEWS SHIPBUILDING INC.

                                       I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.   Plan Information.

         Not required to be included herewith.


Item 2.   Registrant Information and Employee Plan Annual Information.

         Not required to be included herewith.

                                       II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

         The following document filed by Newport News Shipbuilding Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), is hereby incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         Additionally incorporated by reference into this Registration Statement is the Company's Registration Statement on Form S-4, as amended (Registration No. 333-20285) (which includes a description of the Company's Common Stock).

         In addition to the foregoing, all documents subsequently filed by (i) the Company or (ii) the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

         Participants in the Plans may direct the hypothetical investment of their Deferred Compensation Accounts in the Newport News Shipbuilding Inc. Stock Index (Stock Equivalent Unit Account) based on the performance of the Company's Common Stock, $.01 par value per share (the "Common Stock") (including dividend reinvestment).

Item 5.   Interests of Named Experts and Counsel.

         Certain legal matters regarding the Stock Equivalent Units will be passed upon for the Company by Stephen B. Clarkson, Vice President and General Counsel of the Company. Mr. Clarkson is eligible to participate in the Deferred Compensation Plan and beneficially owns 40,028 shares of Company Common Stock.


Item 6.   Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("DGCL") gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, allows the advancement of costs of defending against litigation, and permits the Company to purchase insurance on behalf of directors, officers, employees, and agents. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of stockholders or otherwise.

         The Restated Certificate of Incorporation of the Company (the "Certificate") provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may thereafter be amended. Based on the DGCL as presently in effect, a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit.

         While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Certificate described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

         The By-laws of the Company, as amended and restated (the "By-laws"), provide that the Company will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may thereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. The By-laws also provide that, notwithstanding the foregoing, but except as described in the second following paragraph, the Company will be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Company Board of Directors.

         The By-laws further provide that the Company will pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under the relevant section of the By-laws or otherwise.

         Pursuant to the By-laws, if a claim for indemnification or payment of expenses thereunder is not paid in full within 30 days after a written claim therefor by the Indemnitee has been received by the Company, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim. The By-laws provide that, in any such action, the Company will have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

         The By-laws also provide (i) that the rights conferred on any Indemnitee thereby are not exclusive of any other rights which such Indemnitee may have or thereafter acquire under any statute, provision of the Certificate, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise, (ii) that the Company's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another company, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust, enterprise or nonprofit enterprise, and (iii) that any repeal or modification of the relevant provisions of the By-laws will not adversely affect any right or protection thereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

         The By-laws also expressly state that the provisions thereof will not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

         The Company has purchased insurance which purports to insure the Company against certain costs of indemnification which may be incurred by it pursuant to the foregoing provision, and to insure the officers and directors of the Company, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their function as such officers and directors except for liabilities resulting from their own malfeasance.


Item 7.   Exemption from Registration Claimed.

         Not applicable.


Item 8.   Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

Exhibit No.
-----------

*4.1 Restated Certificate of Incorporation of the Company dated as of December 11, 1996.
 4.2 By-laws of the Company, as amended and restated, dated as of January 30, 1998 (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, filed on February 12, 1998).
 4.3 Specimen Certificate of the Company's Common Stock (incorporated by reference to the Company's Registration Statement on Form 10, dated October 30, 1996, as amended (Registration No. 1-12385)).
*4.4 Rights Agreement dated as of December 11, 1996 between Newport News Shipbuilding Inc. and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement").
 4.5 Amendment No. 1 to the Rights Agreement, dated as of March 25, 1997 (incorporated herein by reference to the Company's Current Report on Form 8-K filed on April 1, 1997).
 4.6 Amendment No. 2 to the Rights Agreement, dated as of October 9, 1997 (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 21, 1997).
 5                  Opinion of Stephen B. Clarkson, Esq. regarding Stock
                    Equivalent Units.
23.1                Consent of Stephen B. Clarkson, Esq. (included in Exhibit
                    5).
23.2                Consent of Independent Public Accountants.
24.1                Powers of Attorney (included on Signature Page).

--------
* Incorporated herein by reference to the Company's Registration Statement on Form S-4, as amended (Registration No. 333-20285).

Item 9.   Undertakings.

         A.        Subsequent Disclosure.

         The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company, pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.        Incorporation by Reference.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.        Commission Position on Indemnification.

         The Company hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on the 8th day of April, 1998.

                                      NEWPORT NEWS SHIPBUILDING INC.



                                      BY  /s/ William P. Fricks
                                         ______________________________________
                                           William P. Fricks
                                           Chairman of the Board, President and
                                              Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                               POWER OF ATTORNEY

         Each of the undersigned, in his capacity as officer or director, or both, as the case may be, of Newport News Shipbuilding Inc. does hereby appoint Stephen B. Clarkson and David J. Anderson, and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as director or officer, or both as the case may be, this Registration Statement and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without the other attorney and shall have full power and authority to do and perform in the name and on behalf of each of said directors or officers, or both as the case may be, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as which each of said officers or directors, or both as the case may be, might or could do in person, hereby ratifying and confirming all that said attorneys or attorney may lawfully do or cause to be done by virtue hereof.


                Signature                          Title                          Date
                ---------                          -----                          ----

 /s/ William P. Fricks                       Chairman of the Board,
____________________________                 President and Chief           April 8, 1998
William P. Fricks                            Executive Officer

/s/ David J. Anderson
____________________________               Senior Vice President and       April 8, 1998
David J. Anderson                            Chief Financial Officer

/s/ Thomas J. Bradburn
____________________________               Vice President-Finance and      April 8, 1998
Thomas J. Bradburn                           Corporate Controller

____________________________               Director                        ___________, 1998
Hon. Gerald L. Baliles

/s/ Leon A. Edney
____________________________               Director                        April 8, 1998
Leon A. Edney, Admiral (Ret.)

/s/ William R. Harvey
____________________________               Director                        April 8, 1998
Dr. William R. Harvey

____________________________               Director                        ___________, 1998
Dana G. Mead

/s/ Joseph J. Sisco
____________________________               Director                        April 8, 1998
Dr. Joseph J. Sisco

/s/ Stephen R. Wilson
____________________________               Director                        April 8, 1998
Stephen R. Wilson



                                   SIGNATURES
The Plans

         Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under the Newport News Shipbuilding Inc. Deferred Compensation Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on the 8th day of April, 1998.

                                              NEWPORT NEWS SHIPBUILDING INC.
                                                   DEFERRED COMPENSATION PLAN



                                              By: /s/ A. Little, Jr.
                                                  ____________________________

                                              Name: A. Little, Jr.
                                                    __________________________

                                              Title: Vice President Human
                                                     Resources and EH&S
                                                    _________________________

         Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under the Newport News Shipbuilding Inc. Deferred Compensation Plan for Nonemployee Directors has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on the 8th day of April, 1998.

                                                NEWPORT NEWS SHIPBUILDING INC.
                                                    DEFERRED COMPENSATION PLAN
                                                    FOR NONEMPLOYEE DIRECTORS


                                                By: /s/ A. Little, Jr.
                                                    __________________________

                                                Name: A. Little, Jr.
                                                      ________________________

                                                Title: Vice President Human
                                                       Resources and EH&S
                                                      _______________________

                                 EXHIBIT INDEX

Exhibit No.
-----------

*4.1 Restated Certificate of Incorporation of the Company dated as of December 11, 1996.
 4.2 By-laws of the Company, as Amended and Restated, dated as of January 30, 1998 (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, filed on February 12, 1998).
 4.3 Specimen Certificate of the Company's Common Stock (incorporated by reference to the Company's Registration Statement on Form 10, dated October 30, 1996, as amended (Registration No. 1-12385)).
*4.4 Rights Agreement dated as of December 11, 1996 between Newport News Shipbuilding Inc. and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement").
 4.5 Amendment No. 1 to the Rights Agreement dated, as of March 25, 1997, (incorporated herein by reference to the Company's Current Report on Form 8-K filed on April 1, 1997).
 4.6 Amendment No. 2 to the Rights Agreement, dated as of October 9, 1997 (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 21, 1997).
 5                  Opinion of Stephen B. Clarkson, Esq. regarding Stock
                    Equivalent Units.
23.1                Consent of Stephen B. Clarkson, Esq. (included in Exhibit
                    5).
23.2                Consent of Independent Public Accountants.
24.1                Powers of Attorney (included on Signature Page).

---------------
* Incorporated herein by reference to the Company's Registration Statement on Form S-4, as amended (Registration No. 333-20285).